UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

VAPORIN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard

Miami, FL 33137

(Address of Principal Executive Office) (Zip Code)

(305) 576-9298

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 29, 2014 (the “Closing”), Vaporin, Inc., a Delaware corporation (the “Company”), Vaporin Acquisitions, Inc., a Florida corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), The Vape Store, Inc., a Florida corporation (“Vape Store”), and Steve and Christy Cantrell, holders of all outstanding Vape Store shares (the “Cantrells”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Vape Store merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

In connection with the Merger Agreement, the Company paid the Cantrells $800,000 at the Closing and agreed to pay the Cantrells an additional $200,000 within 30 days of the Closing. In addition, the Company issued the Cantrells 100 shares of the Company’s newly created Series E Convertible Preferred Stock (“Series E”). The Series E shares: (i) automatically convert into shares of the Company’s common stock at a rate of 285,714.29 shares of common stock for each share of Series E at such time that the Company has sufficient authorized capital (which is expected to be on or after September 8, 2014, when the Company’s proposed reverse stock split becomes effective), (ii) are entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis and (iii) have a nominal liquidation preference. Pursuant to the Merger Agreement, 10% of the Series E shares will remain in escrow until completion of an audit of Vape Store’s balance sheet as of Closing. Additionally, the Company agreed to assume certain liabilities and business obligations of Vape Store, with respect to which the Company will indemnify the Cantrells.

Pursuant to the Merger Agreement, the Company has an irrevocable option to repurchase from the Cantrells up to a total of 14 million shares of the Company’s stock at a price of $0.10 per share during the first 12 months following the Closing and at a price of $0.15 per share during the second 12 months following the Closing (in all instances as subject to adjustment for the proposed reverse split, if effective, and similar events).

As detailed under Item 5.02 below, the Company also entered into an employment agreement with Steve Cantrell and agreed to appoint him to the Board of Directors of the Company.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Incorporated by reference from Item 1.01, above.

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Item 3.02 Unregistered Sales of Equity Securities.

On August 29, 2014, the Company raised $880,000 in gross proceeds from the sale of 8,000,000 shares of common stock at a price of $0.11 per share in a private placement offering to four accredited investors. No broker-dealer was involved. The offering is continuing.

All of the securities were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506(b) promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The investors are accredited investors and there was no general solicitation. A form of the Securities Purchase Agreement used in the offering is attached to this Form 8-K as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger described in Item 1.01, above, the Company entered into an employment agreement, dated as of August 29, 2014 (the “Employment Agreement”) with Steve Cantrell. Under the terms of the Employment Agreement, Mr. Cantrell will serve as Vice President of the Company and receive an annual salary of $200,000. The Employment Agreement has an initial term of two years and is automatically renewable for successive one-year terms unless either party opts not to renew. In the event of termination by the Company other than for Cause or Abandonment, or in the event of termination by Mr. Cantrell for Good Reason (as capitalized terms are defined in the Employment Agreement), Mr. Cantrell will be entitled to severance in an amount equal to $400,000 less all salary previously received under the Employment Agreement.

In accordance with the Employment Agreement, on September 5, 2014 the Company appointed Mr. Cantrell to serve as Vice President and as a Director of the Company. As detailed in Item 1.01, above, prior to its acquisition by the Company through the Merger, Mr. Cantrell and his wife were the principal shareholders of Vape Store and were compensated in connection with the Merger as set forth above.

Mr. Cantrell served as President of Vape Store from July 2012 until March 2013, when Christy Cantrell assumed the position of President. In addition, since 2003, Mr. Cantrell has served as the President of Cantrell's Flooring, Inc., a flooring sales and installation company, and since 2010 he has served as President of Cantrell's Flooring Services, Inc., a carpet and pad recycling company. Mr. Cantrell is 46 years old.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 2, 2014, the Company filed a Certificate of Designation creating the Series E Convertible Preferred Stock of the Company. The Series E shares: (i) automatically convert into shares of the Company’s common stock at a rate of 285,714.29 shares of common stock for each share of Series E at such time that the Company has sufficient authorized capital, (ii) are entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis and (iii) have a nominal liquidation preference. The Certificate of Designation became effective upon filing with the Secretary of State of the State of Delaware. The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of August 29, 2014

2.2	Articles of Merger, filed September 2, 2014

4.1	Certificate of Designation for the Series E Convertible Preferred Stock, filed September 2, 2014

10.1	Form of Securities Purchase Agreement, dated as of August 15, 2014

10.2	Employment Agreement, dated as of August 29, 2014*

99.1	Audited financial statements of the Vape Store, Inc. for the year ended December 31, 2013 and for the period from May 18, 2012 (inception) to December 31, 2012**

*	Management contract or compensatory plan

**	Financial statements required by this item will be filed by amendment not later than 71 calendar days after the date of this report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: September 5, 2014	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer

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